UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2017 (June 30, 2017)

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

________________________________407-505-8934__________________________________
(Registrant’s Telephone Number, Including Area Code)

iMedicor, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders

I.
THE RECAPITALIZATION

On March 30, 2017, stockholders of iCoreConnect Inc., formerly known as iMedicor, Inc. (the “Company”), holding not less than two thirds of the outstanding shares of each of the Series A Preferred Stock of the Company (the “Series A Preferred Stock”) and the Series B Preferred Stock of the Company (the “Series B Preferred Stock”) and holders of Common Stock of the Company (who, together with the holder of the Series A Preferred Stock and the Series B Preferred Stock are entitled to vote upon matters submitted to stockholders for a vote in the same manner and with the same effect as the holders of Common Stock, voting together on an as converted basis and, therefore, represent a majority of the voting power of the Company), as well as the holders of convertible debt of the Company (the “Convertible Debt Holders”) who held as of June 30, 2017 approximately $6,482,000 of indebtedness (principal and accrued and unpaid interest thereon) of the Company convertible into shares of Common Stock of the Company (the “Convertible Debt”), entered into a Recapitalization Agreement dated as of November 1, 2016 (the "Recapitalization Agreement") for the purpose of recapitalizing the Company (the "Recapitalization"). A copy of the Recapitalization Agreement is attached to the Consent Statement filed by the Company with the SEC on June 7, 2017 on Schedule 14A (the “Consent Statement”).

Section 78.320 of the Nevada Statutes provides that an action permitted to be taken at a meeting of stockholders may be taken by written consent if it is signed by stockholders holding at least a majority of the voting power. The Certificates of Designation of both the Series A Preferred Stock and the Series B Preferred Stock provided that the holders of shares of Series A Preferred Stock and Series B Preferred Stock were entitled to vote upon matters submitted to stockholders for a vote in the same manner and with the same effect as the holders of shares of Common Stock, voting together with the holders of Common Stock as a single class and that the holders of such Series A Preferred Stock and Series B Preferred Stock would have the number of votes equal to the number of shares of Common Stock into which the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, was convertible on the date upon which the consent in lieu of meeting was executed.

The parties to the Recapitalization Agreement agreed that, assuming the Requisite Written Consents had been obtained, the Recapitalization would take place on such date as the Company, in its sole discretion, would designate in a written notice to all of the parties to the Recapitalization Agreement (the "Recapitalization Date”). The Board of Directors designated June 30, 2017 as the Recapitalization Date and written notice thereof was given to all of the parties to the Recapitalization Agreement.

Pursuant to the Recapitalization:

1.  Amendment of Series B Preferred Stock Certificate of Designation. Clause (b) of Section 4 of the Series B Preferred Stock Certificate of Designation was amended to read as follows: “(b) at the option of the Company at any time” and, in connection therewith, the Company prepared, executed, and filed with the Secretary of State of the State of Nevada an Amendment of Certificate of Designation amending the Series B Preferred Stock Certificate of Designation. The purpose of this amendment was to permit the Company at its option to cause the conversion of all outstanding shares of Series B Preferred Stock.

2. Amendment of Series A Preferred Stock Certificate of Designation. Clause (b) of Section 4 of the Series A Preferred Stock Certificate of Designation was amended to read as follows: “(b) at the option of the Company at any time” and, in connection therewith, the Company prepared, executed, and filed with the Secretary of State of the State of Nevada an Amendment of Certificate of Designation amending the Series A Preferred Stock Certificate of Designation. The purpose of this amendment was to permit the Company at its option to cause the conversion of all outstanding shares of Series A Preferred Stock.

3.  Conversion of Convertible Debt. The holders of the Convertible Debt (the “Convertible Debt Holders”) converted all of the Convertible Debt (consisting of approximately $6,482,325 aggregate principal amount of indebtedness) held by the Convertible Debt Holders at a price per share of $0.001 into approximately 6,482,325,000 shares of Common Stock, in the manner set forth in the instruments relating to the Convertible Debt. The conversion of the Convertible Debt into shares of Common Stock simplified and added equity to the capitalization of the Company.

4.  Conversion of the Series B Preferred Stock and, immediately thereafter conversion of the Series A Preferred Stock. Immediately following the conversion of the Convertible Debt into shares of Common Stock, the Company converted the Series B Preferred Stock and immediately thereafter the Series A Preferred Stock into shares of Common Stock in the manner set forth in section 4(b) of the Series B Preferred Stock Certificate of Designation, as amended, and section 4(b) of the Series A Preferred Stock Certificate of Designation, as amended, respectively. The purpose of causing all outstanding shares of Series B Preferred Stock and all outstanding shares of Series A Preferred Stock to be converted into shares of Common Stock was to simplify the capitalization of the Company and eliminate the potential dilution that the outstanding shares of Series B Preferred Stock and Series A Preferred Stock represented which the Company believed depressed the value of the Common Stock and restricted the ability of the Company to raise funds to conduct its operations and to add value to the Company and its Common Stock.

5. Reverse Split of Shares of Common Stock. Immediately following the conversion of the Convertible Debt, the Series B Preferred Stock and the Series A Preferred Stock, the Company combined its outstanding shares of Common Stock by a ratio of one (1) share of Common Stock for each 1,749.3119 shares of Common Stock, as determined by the Company’s Board of Directors, so that immediately following such reverse split the number of outstanding shares of Common Stock would be 10,000,000 shares (the “Reverse Split”); provided, however, no fractional share of Common Stock would remain outstanding and in lieu of any fractional share of Common Stock that otherwise would be outstanding, the holder thereof is entitled to receive and the Company shall pay to such holder of such fraction that amount equal to such fraction times the amount that the Board determines in good faith to be the value of a share of Common Stock on June 30, 2017.

In order for a stockholder to receive a new stock certificate evidencing the shares of Common Stock of the Company into which the shares of Common Stock owned by such stockholder on the Recapitalization Date were converted as a result of the Reverse Split and the Cash Payment which such stockholder is entitled to receive in lieu of any fractional share of Common Stock which such stockholder otherwise would have been entitled to receive, such stockholder should complete the Letter of Transmittal attached to the Consent Statement as Exhibit II and return it, accompanied by the stock certificates evidencing such stockholder’s shares in the Company, to Pacific Stock Transfer Company.

6.  Dissenter’s Rights. Nevada Revised Statutes (“NRS”) 78.2055 provides that any proposed corporate action that would result in only money being paid or scrip being issued to stockholders who:

(i)
before the proposed corporate action becomes effective, hold 1 percent or more of the outstanding shares of the affected class or series, and

(ii)
would otherwise be entitled to receive a fraction of a share in exchange for the cancellation of all their outstanding shares, is subject to the provisions of NRS 92A.300 to 92A.500, inclusive. If the proposed corporate action is subject to those provisions, any stockholder who is obligated to accept money or scrip rather than receive a fraction of a share resulting from the action taken pursuant to Section 78.2055 may dissent in accordance with those provisions and obtain payment of the fair value of the fraction of a share to which the stockholder would otherwise be entitled. Copies of NRS 78.2055 and NRS 92A.300 to 92A.500 are attached as Exhibit III to the Consent Statement.

Accordingly, because the Reverse Split could conceivably result in the payment of cash to a stockholder in lieu of the issuance of a fractional share as provided in NRS 78.2055 and was approved by a written consent of stockholders without a meeting, it is possible that a stockholder may be entitled to the notice prescribed by NRS 92A.430 of such stockholder’s dissenter’s rights (“Dissenter’s Rights”) as set forth in NRS 92A.300 to 92A.500. If such a stockholder of record exists, the Company will give to such stockholder the notice prescribed by NRS 92A.430. The Company considers the cash payment that any such stockholder would receive to satisfy the requirements of Nevada law to pay “fair value” in lieu of the fractional share. If, however, a stockholder does not agree that such payment represents “fair value,” such stockholder may assert Dissenter’s Rights.

7. Amendment and Restatement of Articles of Incorporation. The Articles of Incorporation were amended and restated in their entirety to read as set forth in Exhibit 2.8 of the Recapitalization Agreement (the "Reverse Split Amendment") to provide that, following the filing of the Reverse Split Amendment, the Company is authorized to issue six hundred ten million (610,000,000) shares, consisting of six hundred million (600,000,000) shares of Common Stock, of which, following the Reverse Split Amendment but before the conversion of the Series A Bridge Notes and the Series B Bridge Notes (see the Bridge Financings (below)), approximately ten million (10,000,000) shares were outstanding, and ten million (10,000,000) shares of Preferred Stock, none of which were outstanding. The Recapitalization was effective upon the filing of the Reverse Split Amendment.

Following the Recapitalization and the conversion of $6,212,890 aggregate principal amount of the Series A Bridge Notes and the conversion of all of the Series B Bridge Notes in the aggregate principal amount of $275,811, the Company continued to have outstanding convertible debt in the aggregate principal amount of approximately $38,654 and unpaid interest thereon, through June 30, 2017, of $13,389 convertible into approximately 115,650 shares of Common Stock and nonconvertible debt (exclusive of trade debt and other payables incurred in the operation of the business of the Company in the ordinary course) of approximately $1,345,000.

8. Amendment of By-Laws. The By-Laws of the Company were amended and restated in their entirety to read as set forth in Exhibit 2.9 of the Recapitalization Agreement. The purpose of amending the By-Laws was to incorporate provisions commonly included in the by-laws of public companies such as provisions relating to advance notification of stockholder nominees for director and other stockholder proposals.

II. CHANGE OF COMPANY NAME

Immediately following the Recapitalization, the Company further amended and restated its Articles of Incorporation to change the name of the Company from iMedicor, Inc. to iCoreConnect Inc. The purpose of this Amendment was to reflect the fact that the business of the Company is expanding and is no longer limited to the medical field. In connection therewith, the Company filed with the Secretary of State of the State of Nevada amended and restated Articles of Incorporation in the form attached hereto as Exhibit 3 (i).

III. BRIDGE FINANCINGS

1.           Series A Bridge Financing

The Company has been raising funds on a best efforts basis up to a maximum amount of $10,000,000 for working capital by issuing Series A 18% Convertible Promissory Notes (the “Series A Bridge Notes”) with warrants to purchase shares of Common Stock (the “Series A Bridge Warrants”). As of June 30, 2017 the Company had issued and sold to investors Series A Bridge Notes in the aggregate principal amount of $6,251,544 and Series A Bridge Warrants exercisable to purchase 6,251,544 shares of Common Stock. The Company entered into separate Conversion Agreements with the holders of $6,212,890 aggregated principal amount of such Series A Bridge Notes, which Series A Bridge Notes were converted pursuant to such Conversion Agreements on June 30, 2017 immediately following the Recapitalization into 17,502,623 shares of Common Stock of the Company at a price equal to $0.45 per share. Series A Bridge Notes in the aggregate principal amount of $38,654 were not converted and continue to be outstanding.

The Series A Bridge Notes in the aggregate principal amount of $38,654 that were not converted immediately following the Recapitalization and continue to be outstanding bear interest at the rate of 18% per annum and by their terms were payable at the earlier of December 31, 2016 (the “Maturity Date”) or conversion. These Series A Bridge Notes (principal and accrued and unpaid interest) are convertible into shares of Common Stock at a price equal to $0.45 per share of Common Stock; provided, however, if the Company’s fully diluted shares of Common Stock outstanding on the date of conversion is greater or less than 10 million, the Conversion Price shall be adjusted proportionately to equate to a Conversion Price based upon a $4.5 million premoney valuation of the Company on a fully diluted basis on the date of conversion (i.e., a 10% discount to a $5.0 million pre-money valuation on a fully diluted basis on the date of conversion).

Investors who purchased Series A Bridge Notes also received one Series A Bridge Warrant for every $1.00 in principal amount of Series A Bridge Notes purchased in the Series A Bridge Offering. Each Series A Bridge Warrant is exercisable until December 31, 2019 to purchase one share of Common Stock at an exercise price equal to $1.35 per share (the “Series A Bridge Warrant Exercise Price”), subject to adjustment The Series A Bridge Warrants are callable by the Company if (i) there exists a public trading market for the shares of Common Stock, (ii) there is an effective registration statement registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock issuable upon exercise of the Series A Bridge Warrants ( the “Series A Bridge Warrant Shares”) and (iii) the closing price of the Common Stock on an exchange registered with the SEC has equaled at least 150% of the then current Series A Bridge Warrant Exercise Price for 20 of the preceding 30 trading days and the volume for such 30 trading days has averaged 50,000 shares per day (for example, if the Series A Bridge Warrant Exercise Price is $1.35 the Series A Bridge Warrants are callable if the Common Stock closes above $2.02 per share for 20 of the preceding 30 trading days with the average volume in excess of 50,000 shares per day for such 30 trading days.

2.           Series B Bridge Financing

The Company has also been raising funds on a best efforts basis up to a maximum amount of $4,000,000 for working capital by issuing Series B Convertible Promissory Notes (the “Series B Bridge Notes” and, together with the Series A Bridge Notes, the “Bridge Notes”) with warrants to purchase shares of Common Stock (the “Series B Bridge Warrants” and, together with the Series A Bridge Warrants, the “Bridge Warrants”). As of June 30, 2017 the Company had issued and sold to investors Series B Bridge Notes in the aggregate principal amount of $295,811 and Series B Bridge Warrants exercisable to purchase 295,811 shares of Common Stock. The Company pursuant to the terms of the Series B Bridge Notes converted on June 30, 2017 immediately following the Recapitalization all of the outstanding Series B Bridge Notes into 657,308 shares of Common Stock of the Company at a price equal to $0.45 per share of Common Stock.

Investors who purchased Series B Bridge Notes also received one Series B Bridge Warrant for every $1.00 in principal amount of Series B Bridge Notes purchased in the Series B Bridge Offering. Each Series B Bridge Warrant is exercisable until December 31, 2019 to purchase one share of Common Stock at an exercise price equal to $1.35 per share, subject to adjustment (the “Series B Bridge Warrant Exercise Price”), subject to adjustment. The Series B Bridge Warrants are callable by the Company if (i) there exists a public trading market for the shares of Common Stock, (ii) there is an effective registration statement registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock issuable upon exercise of the Series B Bridge Warrants (the “Series B Bridge Warrant Shares”) and (iii) the closing price of the Common Stock on an exchange registered with the SEC has equaled at least 150% of the then current Series B Bridge Warrant Exercise Price for 20 of the preceding 30 trading days and the volume for such 30 trading days has averaged 50,000 shares per day (for example, if the Series B Bridge Warrant Exercise Price (following the Reverse Split) is $1.35 the Series B Bridge Warrants are callable if the Common Stock closes above $2.02 per share for 20 of the preceding 30 trading days with the average volume in excess of 50,000 shares per day for such 30 trading days.

IV.
CAPITAL STRUCTURE BEFORE AND AFTER RECAPITALIZATION AND BEFORE AND AFTER CONVERSION OF BRIDGE NOTES

The following tables set forth the number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock that is authorized, issued and outstanding, reserved for issuance and authorized but unissued, both before and after giving effect to the Recapitalization and, after the Recapitalization, the conversion of the Bridge Notes converted on June 30, 2017.

	BEFORE RECAPITALIZATION			AFTER RECAPITALIZATION		AFTER CONVERSION OF BRIDGE NOTES
	Preferred Series A Stock	Preferred Series B Stock	Common Stock	Preferred Stock	Common Stock	Preferred Stock	Common Stock
Authorized	37.0000	63.0000	2,000,000,000	10,000,000	600,000,000	10,000,000	600,000,000
Issued	35.7500	63.0750	1,419,651,828		10,000,000		28,159,377
Outstanding	35.7500	63.0750	1,419,651,828		10,000,000		28,159,377
Reserved for issuance		5.0000	11,002,013,294		25,046,846		7,003,119
Authorized but unissued	1.2500	-	580,348,172	10,000,000	590,000,000	10,000,000	571,840,623

	Stock Reserved For Issuance Before Recapitalization	Stock Reserved For Issuance After Recapitalization	Stock Reserved For Issuance After Conversion Of Bridge Notes
Warrants	106,457,230	6,604,520	6,604,520
Vested options	494,966,666	282,949	282,949
Series A Preferred Stock	507,525,529
Series B Preferred Stock	895,445,391
Convertible Debt	8,979,459,103
Bridge notes	18,159,377	18,159,377	115,650
Total	11,002,013,294	25,046,846	7,003,119

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

1.           Amendment and Restatement of Articles of Incorporation

Effective June 30, 2017, the Company changed its name to iCoreConnect Inc.to reflect the fact that the business of the Company is expanding and is no longer limited to the medical field. In connection therewith the Company filed with the Secretary of State of the State of Nevada Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit 3(i).

The information provided in this Item 5.03 with respect to the amendment and restatement of the Company’s Articles of Incorporation is qualified in its entirety by reference to the terms of the Amended and Restated Articles of Incorporation attached hereto as Exhibit 3(i), and incorporated herein by reference.

2.           Amendment and Restatement of By-Laws

Effective June 30, 2017, the Company, amended and restated its By-Laws to read as set forth in Exhibit 3(ii) to this Form 8-K. The purpose of amending the By-Laws was to incorporate provisions commonly included in the by-laws of public companies such as provisions relating to advance notification of stockholder nominees for director and other stockholder proposals.

The information provided in this Item 5.03 with respect to the amendment and restatement of the Company’s By-Laws is qualified in its entirety by reference to the terms of the Amended and Restated By-Laws attached hereto as Exhibit 3(ii), and incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits

(d)
Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
3(i)	Amended and Restated Articles of Incorporation
3(ii)	Amended and Restated By-Laws
99.1	Press Releases dated June 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC. (Formerly known as iMedicor, Inc.) (Registrant)

By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

Dated: June 30, 2017